Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into by and between Jennifer Kretchmar (“Consultant”) and Build-A-Bear Workshop, Inc. (“Company”).

RECITALS

A.         Consultant was an employee of the Company until the “Termination Date”, as defined in that Separation Agreement and General Release between the parties relating to such termination of employment (“Separation Agreement”).

B.         The Company wishes to secure the consulting services of Consultant for a six month transition period after the Termination Date, upon the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    Resignation of Employment. Consultant’s employment with the Company terminated effective at the close of business on the Termination Date as set forth in the Separation Agreement. The parties hereby affirm their understandings relating to such termination and all terms relating thereto as set out in the Separation Agreement.

2.    Consulting Arrangement. Subject to the terms and provisions of this Agreement, Consultant agrees to make herself available to the Company on an as-needed basis as an independent consultant for a six-month period commencing on the later of the date that (i) Consultant executes and delivers the Separation Agreement to the Company, or (ii) Consultant executes and delivers this Agreement to the Company (such later date the “Consulting Agreement Effective Date”) and ending on the six month anniversary of such Consulting Agreement Effective Date, subject to extension by mutual agreement (“Consulting Period”); provided, however, the Consulting Period shall immediately terminate and compensation set forth in Section 2.a. hereof shall immediately cease if Consultant revokes the Separation Agreement. Both parties agree to work diligently and in good faith to make certain the consultant assignments are completed in a timely and professional manner.

a.    In consideration for the consulting services described in this Paragraph, Consultant shall receive during the Consulting Period the amount of Fifty Thousand Dollars ($50,000) per month with the first payment commencing one month following the Termination Date and each subsequent monthly payment paid on the same day of each month thereafter, provided Consultant fulfills all assigned duties and complies with the terms of this Agreement. For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), each such monthly payment shall be considered a separate payment.

b.    Consultant shall be reimbursed for all necessary and ordinary expenses incurred by Consultant which are directly associated with the consulting services rendered hereunder, provided such expenses are approved in advance by the Company and subject to such limitations as shall be imposed by and submission of such vouchers, receipts or other evidence as may be required by the Company from time to time.

c.    Consultant is engaged by the Company only for the purposes of, and to the extent set forth, in this Paragraph, and the relationship of Consultant with the Company under this Paragraph shall be that of an independent contractor. Consultant agrees to devote sufficient time, effort, resources, ability, skill and attention as may be necessary for Consultant to perform the services required to be provided to the Company under this consulting arrangement. Consultant further warrants that her consulting services under this Paragraph shall be performed in a good, workmanlike, professional and ethical manner. This Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between Consultant and the Company for any purpose. Consultant has no authority (and shall not hold herself out as having authority) to bind the Company and Consultant shall not make any agreements or representations on the Company's behalf without the Company's prior written consent. Consultant is to set her own hours of work to the extent feasible and consistent with the mutual pledge in this Paragraph to work with potential conflicting demands on Consultant’s time and still perform the work in a timely and professional manner. Consultant shall be available on an as-needed basis, upon reasonable notice and at reasonable times as requested by the President and Chief Executive Officer of the Company to assist with transition issues consulting as the President and Chief Executive Officer may determine appropriate from time to time.

d.    The Company may terminate the consulting arrangement provided hereunder effective immediately upon written notice to Consultant if she (i) fails to perform her duties and obligations hereunder after at least ten days’ advance written notice of performance deficiency(ies) and an opportunity to correct them; (ii) breaches any of the terms or conditions of this Agreement after at least ten days’ advance written notice of breach(es) and an opportunity to cure; or (iii) commits any acts constituting willful fraud or dishonesty against the Company or willful conduct which significantly impairs the reputation of, or harms, the Company.

e.    Consultant agrees that she is not, and during the Term of this Agreement shall not be, engaged or employed in any business, trade, profession, or other activity that would create a conflict of interest with the Company. If any such actual or potential conflict arises during the Consulting Period, Consultant shall immediately notify the Company in writing. If the Company determines, in its sole discretion, that the conflict is material, the Company may terminate the Agreement immediately upon written notice of this Agreement.

3.    Taxes. Consultant agrees that she alone is responsible for the payment of all federal, state and local income and employment taxes, of any type whatsoever, due and resulting from the payment to her of the above-described consideration. Consultant recognizes and understands that she will receive an IRS Form 1099-NEC reporting compensation received pursuant to this Agreement. Consultant shall indemnify the Company against all tax liability, including interest and penalties, imposed on the Company with respect to the payment of compensation pursuant to this Agreement.

4.    Benefits. Consultant understands that an independent contractor she is not eligible to receive any benefits provided by the Company to its regular employees, including but not limited to, health benefits, vacation and sick leave benefits and relevant benefit programs. The Company will not obtain workers’ compensation on behalf of the Consultant. Consultant also agrees to waive any right to later claim such benefits for service pursuant to this Agreement. This waiver is effective independently of Consultant’s employment status as adjudged for taxation purposes or for any other purpose.

5.    Confidentiality. Consultant agrees to keep secret and confidential, and not to use or disclose to any third parties, except as directly required for Consultant to perform consulting services for the Company, any of the Company’s proprietary Confidential Information. Consultant acknowledges and confirms that certain data and other information (whether in human or machine readable form) that comes into her possession or knowledge (whether before or after the date of this Agreement) and which was obtained from the Company, or obtained by Consultant for or on behalf of the Company (“Confidential Information”) is the secret, confidential property of the Company. This Confidential Information includes, but is not limited to: (a) lists or other identification of customers or prospective customers of the Company; (b) lists or other identification of sources or prospective sources of the Company’s products or components thereof, its landlords and prospective landlords and its current and prospective alliance, marketing and media partners (and key individuals employed or engaged by such parties); (c) all compilations of information, correspondence, designs, drawings, files, formulae, lists, machines, maps, methods, models, studies, surveys, scripts, screenplays, artwork, sketches, notes or other writings, plans, leases, records and reports; (d) financial, sales and marketing data relating to the Company or to the industry or other areas pertaining to the Company’s activities and contemplated activities (including, without limitation, leasing, manufacturing, transportation, distribution and sales costs and non-public pricing information); (e) equipment, materials, designs, procedures, processes, and techniques used in, or related to, the development, manufacture, assembly, fabrication or other production and quality control of the Company’s products, stores and services; (f) the Company’s relations with its past, current and prospective customers, suppliers, landlords, alliance, marketing and media partners and the nature and type of products or services rendered to, received from or developed with such parties or prospective parties; (g) the Company’s relations with its employees (including, without limitation, salaries, job classifications and skill levels); and (h) any other information designated by the Company to be confidential, secret and/or proprietary (including, without limitation, information provided by customers, suppliers and alliance partners of the Company). Further, Consultant agrees not to divulge or release this Agreement or its contents, except to her attorneys, financial advisors, or immediate family, provided they agree to keep this Agreement and its contents confidential, or in response to a valid subpoena or court order. Information that is or becomes publicly available through no wrongful act or breach of obligation by Consultant shall not be deemed to be Confidential Information. In the event Consultant receives a subpoena or court order requiring the release of this Agreement or its contents or any Confidential Information, Consultant will notify the Company sufficiently in advance of the date for the disclosure of such information in order to enable the Company to contest the subpoena or court order, and Consultant agrees to cooperate with the Company in any related proceeding involving the release of this Agreement or its contents or any Confidential Information. Consultant agrees that notwithstanding anything else in this Agreement to the contrary, she has the obligation to maintain strict secrecy regarding trade secrets beyond the expiration of this Agreement. Notwithstanding the foregoing, Consultant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, if Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Consultant may disclose the trade secret to Consultant’s attorney and use the trade secret information in the court proceeding if Consultant files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

6.    Attorney Review; Time for Execution; Revocation; Acknowledgements. The Company hereby advises Consultant to consult with an attorney prior to executing this Agreement. Each Party shall bear all attorneys' fees and costs arising from the actions of its own counsel in connection with the review and execution of this Agreement.

7.    Severability. The provisions of this Agreement are fully severable. Therefore, if any provision of this Agreement is for any reason determined to be invalid or unenforceable by a Court of competent jurisdiction, such invalidity or unenforceability will not affect the validity or enforceability of any of the remaining provisions. Furthermore, any invalid or unenforceable provisions shall be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or, if such provision cannot under any circumstances be modified or restricted, it shall be excised from the Agreement without affecting the validity or enforceability of any of the remaining provisions.

8.    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matters of this Agreement and supersedes all prior negotiations and agreements, whether written or oral. This Agreement may not be altered or amended except by a written document executed by both Parties. Consultant represents and acknowledges that in executing this Agreement she has not relied upon any representation or statement not set forth herein made by the Company or any of its affiliates, agents, representatives, or attorneys, with regard to the subject matters, basis or effect of this Agreement, the Company, its business or its stock, or any other matter. Notwithstanding anything herein to the contrary, the Parties specifically reaffirm the provisions of the Separation Agreement, which shall remain in full force and effect.

9.    ARBITRATION. ANY CONTROVERSY OR CLAIM ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE BREACH THEREOF, OR CONSULTANT’S SERVICE WITH THE COMPANY OR TERMINATION THEREOF, SHALL, AT THE COMPANY OR CONSULTANT’S OPTION, BE SETTLED BY BINDING ARBITRATION IN THE COUNTY OF ST. LOUIS IN ACCORDANCE WITH THE RULES THEN IN FORCE OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION THEREOF. IN THE EVENT EITHER PARTY COMMENCES ANY ACTION IN COURT THE OTHER PARTY SHALL HAVE SIXTY (60) DAYS FROM THE DATE OF SERVICE OF A SUMMONS AND COMPLAINT UPON THE COMPANY TO DIRECT IN WRITING THAT ALL OR ANY PART OF THE DISPUTE BE ARBITRATED. ANY REMEDY AVAILABLE IN ANY COURT ACTION SHALL ALSO BE AVAILABLE IN ARBITRATION. THE ARBITRATOR HAS THE EXCLUSIVE AUTHORITY TO DECIDE ALL QUESTIONS RELATING TO THE ENFORCEABILITY, APPLICABILITY, VALIDITY, AND FORMATION OF THE ARBITRATION AGREEMENT IN THIS PARAGRAPH. NOTWITHSTANDING THE FOREGOING, THE COMPANY MAY IMMEDAITELY BRING A PROCEEDING SEEKING PRELIMINARY OR OTHER INJUCTIVE RELIEF IF ARBITRATION RULES AND PROCEDURES PREVENT ADEQUATE RELIEF FOR THE COMPANY IN A COURT HAVING JURISDICTION THEREOF WHICH SHALL REMAIN IN EFFECT UNTIL A FINAL AWARD IS MADE IN THE ARBITRATION.

10.    Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Consultant and her personal and legal representatives, heirs, devisees, executors, successors, and assigns, and the Company and its successors and assigns. Notwithstanding the foregoing, this Agreement, including the obligations and benefits hereunder, may not be assigned to any party by Consultant.

11.    Paragraph Headings; Governing Law; Third Party Benefit. Paragraph headings herein are for convenience and reference only and in no way define, limit or enlarge the rights and obligations of the Parties under this Agreement. This Agreement and any amendments to this Agreement shall be construed and interpreted in accordance with the laws of the State of Missouri, without regard to conflicts of law principles, except to the extent preempted by Federal law. The provisions of this Agreement are intended to benefit the Parties as such may be enforced in such party's individual right.

12.    Section 409A. This Agreement is intended to comply with, or otherwise be exempt from, the requirements of Code Section 409A and shall be interpreted and construed consistently with such intent. Notwithstanding anything herein to the contrary, to the extent the Agreement is determined to be subject to Code Section 409A and Consultant is determined to be a specified employee within the meaning of Code Section 409A and would otherwise be entitled to any payment that constitutes deferred compensation subject to Code Section 409A, any such payment following a separation from service shall be paid on the date that is six months and one day after such separation from service, to the extent required to avoid any adverse tax consequences under Code Section 409A. It is anticipated by the Parties that Consultant will have a separation from service with the Company as of the Termination Date for purposes of Code Section 409A and that the level of services provided under this Agreement will not be of a level that would affect that determination.

IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement on the date(s) identified below.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE COMPANY. BY SIGNING BELOW, THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE CAREFULLY READ AND FULLY UNDERSTAND THIS AGREEMENT AND UNDERSTAND THE RIGHTS THEY ARE WAIVING BY SIGNING THIS AGREEMENT. THE PARTIES ARE ENTERING INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND SIGN IT OF THEIR OWN FREE ACT AND DEED.

BUILD-A-BEAR WORKSHOP, INC.		CONSULTANT

/s/ Sharon John		/s/ Jennifer Kretchmar
By:	Sharon Price John, President and	Jennifer Kretchmar
	Chief Executive Officer	Date: February 4, 2024
Date: February 4, 2024

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